Exhibit 10(i)


                             THE VALSPAR CORPORATION
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR
                                 RICHARD ROMPALA

ARTICLE 1. ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. The Valspar Corporation (the Company) hereby establishes, effective as of October 29, 2001, an unfunded supplemental executive retirement plan to be known as the Valspar Corporation Supplemental Executive Retirement Plan (the Plan) for Richard Rompala (the Participant).

         1.2 PURPOSE. The Plan is established and is intended as an unfunded plan to be maintained for the purpose of providing retirement income to the Participant, and as such it is intended that the Plan be exempt from the relevant requirements of Title I of the Employee Income Retirement Security Act of 1974 (ERISA), as amended. The Plan is not intended to satisfy the qualification requirements of Internal Revenue Code Section 401.

ARTICLE 2. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below and, when intended, such terms shall be capitalized.

         a. "Actuarial Equivalent" means the equivalence in present value of the annual annuity payment for the Participant's life expectancy set forth in the table in Section 5.1, using the mortality table assumptions defined under Section 417(e) of the Code and an interest rate equal to the ten-year Treasury Note rate on the most recent sale prior to the 90th day before the date the first payment is made, except that, in determining the Actuarial Equivalent of the single lump sum only, the interest rate as determined above shall not exceed 7.5%.

         b.       "Board" means the Board of Directors of the Company.

         c. "Cause" shall be determined solely by the Committee in the exercise of good faith and reasonable judgment, and shall mean the Participant willfully engaging in illegal conduct that is materially and demonstrably injurious to the Company.

         d. "Change in Control" shall have the same meaning as set forth in the Change in Control Agreement between the Company and the Participant as in effect on the date of this Agreement, or as that definition may be amended from time to time. In the event the Change in Control Agreement is no longer in effect, the definition of Change in Control in that Agreement shall nevertheless continue to apply to this Plan.


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         e.       "Code" means the Internal Revenue Code of 1986, as amended.

         f. "Committee" means the Compensation Committee of the Board, or any other committee designated by the Board to administer the Plan, pursuant to Article 3.1 herein.

         g. "Company" means The Valspar Corporation, a Delaware corporation, or any successor thereto as provided in Article 8 herein.

         h. "Disability" shall have the same meaning as used in the Company's long-term disability plan to determine the Participant's entitlement to benefits under that plan.

         i. "Effective Date" means the date the Plan becomes effective, as set forth in Article 1.1 herein.

         j. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor act thereto.

         k.       "Participant" means Richard Rompala.

         l. "Plan Year" means, for the first year of the Plan, the period from the Effective Date through December 31, 2001. Thereafter, Plan Year means the consecutive twelve-month period beginning each January 1 and ending December 31.

         m.       "Spouse" means Jean Rompala.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee designated by the Board to administer the Plan. The Committee may delegate any or all of its administrative responsibilities hereunder.

         3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein and subject to ratification by the Board, the Committee shall have the full power to amend or terminate the Plan at any time (subject to Article 7 herein); to construe and interpret the Plan and to make any other determination, which may be necessary or advisable for the Plan's administration.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, as ratified by the Board, and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its employees, the Participant, and their estates and beneficiaries.


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         3.4 NAMED FIDUCIARY. The Company shall be the named fiduciary of the
Plan.

ARTICLE 4. ELIGIBILITY

         4.1 TERMINATION OF EMPLOYMENT. The Participant shall be vested and shall be entitled to receive the Participant's SERP benefits as set forth in
Article 5.1 if the Participant's employment with the Company terminates for any of the following reasons:

         a.       Involuntary termination by the Company other than for Cause;

         b. Voluntary resignation by the Participant prior to March 1, 2005, but only with the consent of the Compensation Committee of the Board;

         c. Voluntary resignation by the Participant anytime after a Change in Control or anytime after February 28, 2005;

         d.       The Participant's death while employed by the Company; or

         e.       The Participant's Disability while employed by the Company.

         4.2 FORFEITURE OF BENEFIT. If the Participant voluntarily resigns prior to March 1, 2005 other than as set forth in Section 4.1(b) or (c) above, or if the Company terminates the Participant's employment for Cause at any time, all benefits set forth in this Plan are forfeited.

ARTICLE 5. BENEFIT AMOUNT AND PAYMENT

         5.1 SERP BENEFIT. If the Participant is eligible for the SERP benefit under Section 4.1, the Company shall make or commence payment of the SERP benefit to the Participant on the date selected by the Participant following the later of the date the Participant attains the age of 56, or the date on which the Participant's termination of employment occurs (which date shall not be earlier than 30 days after the Participant's termination of employment); provided, however, that no payment under this Plan shall be made or first commence in any fiscal year of the Company in which the Participant is a "covered employee" as defined in Section 162(m) of the Code. The SERP benefit shall be the amount set forth in the table below as the Annual Annuity payable during the Participant's life.

   -------------------------------------------------------------------------
   Age at Commencement        Minimum         Annual Annuity Payable for the
     of SERP benefit       Lump Sum Value           Participant's Life
   -------------------------------------------------------------------------
          56                $2,790,000                  $250,000
          57                $3,300,000                  $300,000
          58                $3,790,000                  $350,000
      60 or older           $4,000,000                  $400,000
   -------------------------------------------------------------------------


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         In lieu of the annual payment for the Participant's life only, the
Participant may elect, as provided in Section 5.2 below, one of the following forms: (i) a single lump sum; or (ii) an annual payment for the joint lives of the Participant and Spouse (a joint and 100% survivor annuity); or (iii) an annual payment for the life of the Participant and, upon the death of the Participant, 50% of the annual payment for the life of the Spouse (a joint and 50% survivor annuity). The annual payment of the joint and 100% survivor annuity or the joint and 50% survivor annuity shall be the Actuarial Equivalent of the Annual Annuity payable for the Participant's life only. The single lump sum shall be the Actuarial Equivalent of the Annual Annuity payable for the Participant's life only, but not less than the amount set forth in the table above as the Minimum Lump Sum Value.

         5.2 METHOD OF PAYMENT ELECTION. The Participant must make a written election of the method and commencement of payment to the Committee, which shall be effective immediately. Following such initial election, the Participant may change his election at any time and from time to time thereafter; provided, however, that any such change in his election as to the method or commencement of payment will be valid only if it is made prior to the earliest of the following dates:

         1. the date the Participant terminates employment with the Company;

         2. the last day of the Company's fiscal year prior to the year in which payment is made or first commences;

         3. January 1 of the year in which payment is made or first commences;
            and

         4. the date that is six months prior to the date payment is made or first commences.

Any election made after the earliest of the above dates will not be valid or enforceable. The filing of any such valid written method of payment election shall act as an immediate revocation as to any prior election. If the Participant fails to provide a valid written method of payment election to the Committee, the Participant's SERP benefit will be paid in an annual payment over the Participant's life.

         5.3 DISABILITY. If the Participant suffers a Disability, the
SERP benefit shall be the amount determined under Section 5.1 as if the Participant had terminated employment immediately prior to the Disability; provided, however, that if the Disability occurs prior to the date the Participant attains age 56, the SERP benefit shall be determined as if the Participant had attained age 56. If the Participant suffers a Disability and is unable to apply such payment to the Participant's own interest and advantage, the Company or provider or payor of the benefit shall make any such payment or payments due the Participant under the terms of the Plan in accordance with the written directions of the Spouse (or if the Spouse is unable to so act, the person or entity established, to the reasonable satisfaction of the Company and its legal counsel, to have the legal authority to act on behalf of the Participant with respect to such matters following his Disability), and the Company and provider and payor shall be relieved of any further liability upon payment of any amounts due hereunder at the direction of the Spouse (or such other person or entity).


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         5.4 DEATH OF PARTICIPANT; DEATH OF SPOUSE. If the Participant
dies prior to the date the SERP benefit commences, the Spouse shall receive the SERP benefit as if the Participant had terminated employment immediately prior to the date of death; provided, however, that if the death occurs prior to the date the Participant attains age 56, the SERP benefit shall be determined as if the Participant had attained age 56. Any payment due the Spouse shall be the form described in Section 5.1 elected by the Participant and in effect at the time of the Participant's death. If the Participant dies after the date the SERP benefit commences, any payment due the Spouse shall be determined by the form of payment described in Section 5.1 then in effect.

         If the Spouse dies prior to the Participant, upon the death of the Participant, no further payments will be made under the Plan.

         5.5 CHANGE IN CONTROL. If a Change in Control occurs, the SERP benefit shall be the amount determined under Section 5.1 as of the Participant's date of termination of employment; provided, however, that if the Change of Control occurs prior to the date the Participant attains age 56, the SERP benefit shall be determined as if the Participant had attained age 56 immediately prior to his termination of employment after the Change in Control.

ARTICLE 6. CLAIMS REVIEW

         6.1 CLAIMS PROCEDURE AND REVIEW. The Participant or Spouse (the "claimant") may make a claim for Plan benefits within the time and in the manner described herein. Such claim shall be made within 60 days after the claim arises by filing a written request with the Vice President of Human Resources of the Company, on behalf of the Committee. The Committee shall determine the claim within a reasonable time after the receipt of the written claim. Notice of the Committee's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Committee to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

         6.2 APPEAL. The Participant, Spouse or his or her duly authorized representative may, within 90 days after receiving such written notice, request the Board of the Company to review the Committee's decision. The Board shall afford the claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing within 120 days after receipt of request for review. The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Board.

ARTICLE 7. AMENDMENT AND TERMINATION

         The Committee hereby reserves the right to amend, modify, and/or terminate the Plan at any time subject to ratification by the Board. However, no such amendment or termination shall in any manner adversely affect the rights or benefits of the Participant previously accrued herein without the consent of the Participant.


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ARTICLE 8. MISCELLANEOUS

         8.1 UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide supplemental pension benefits for Richard Rompala, and is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

         8.2 UNSECURED GENERAL CREDITOR. The Participant and the
Participant's beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest, or claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in
Article 8.3, such policies, annuity contracts, or other assets of the Company shall not be held under any trust for the benefit of the Participant, the Participant's beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Agreement shall be that of an unfunded and unsecured promise to pay money in the future.

         8.3 TRUST FUND. Prior to a Change in Control, the Company may in its discretion establish one or more trusts, which may, but is not required to be, irrevocable, with such trustees as the Committee may approve, and shall deposit such amount of cash or other marketable securities as it determines in its sole discretion, for the purpose of providing for the payment of benefits under this Agreement. Immediately upon the occurrence of an event constituting a Change in Control, the Company shall establish one or more such trusts, which shall be irrevocable, and shall deposit cash or other marketable instruments equal to the lump sum amount that would then be payable under Section 5.1 above if the Participant terminated employment immediately after the Change in Control (but no less than the minimum lump sum payable at age 56) and thereafter, the Company shall immediately (but no more often than annually) deposit such additional amount of cash or other marketable instruments equal to any increase in such lump sum amount. The assets of such trust or trusts shall be subject to the claims of the Company's general creditors. To the extent any benefits provided under this Agreement are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Company.

         8.4 COSTS OF THE PLAN. All costs of implementing and administering the Plan, and all costs incurred in providing the benefits described herein, shall be borne by the Company.

         8.5 TAX WITHHOLDING. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy Federal, state, and local tax withholding requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy such withholding requirements.


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         8.6 NONTRANSFERABILITY. The Participant's rights to benefits provided hereunder may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of the Participant or to any assignee or creditor of the Spouse.

         8.7 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         8.8 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         8.9 APPLICABLE LAW. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the state of Minnesota.


         The Valspar Corporation             Participant

         /s/Michael P. Sullivan              /s/Richard M. Rompala
         Michael P. Sullivan                 Richard M. Rompala
         Chair of the                        Chief Executive Officer
         Compensation Committee              The Valspar Corporation